              Exhibit 99

NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine CEO Reviews Company Progress on Journey of Transition to Become Leading Global Thermal Solutions Supplier at 2005 Annual Meeting of Shareholders

Racine, WI, July 20, 2005 - Modine Manufacturing Company (NYSE: MOD) is embarked on an exciting journey of transition, characterized by profitable growth, diversification and globalization, to position the Company as a leading worldwide supplier of thermal solutions and generate greater shareholder value, Modine President and Chief Executive Officer David Rayburn told shareholders attending the 2005 Annual Meeting at the Company’s headquarters here today and those participating through a live Webcast.
“Our decisions and initiatives over the past few years have generated solid momentum for Modine as we accelerate the pace of our journey of transition,” Rayburn said. “Our course is well-defined and our vision is clear to transform our Company into a truly global competitor, providing our diversified customer base here and abroad with our experience and innovation in thermal management started nearly 90 years ago.”
In his slide presentation, the Modine CEO reviewed the current state of the Company. noting the record sales and operating cash flow and strong earnings growth achieved in fiscal 2005, along with improving returns which he said are encouraging but must be better. Rayburn highlighted Modine’s solid balance sheet and excellent liquidity and discussed the pursuit of aggressive globalization activities and organizational excellence, launching $330 million of net new business over the next 5 years, integrating multiple, accretive acquisitions, and finalizing the spin-off of the Aftermarket business.
Rayburn said Modine faces a number of operating and market challenges, including the delayed recovery of the telecom industry and the Electronics Cooling business, a slowing North American automotive marketplace, and excess customer and supplier capacity coupled with ongoing OE pressure for price-downs.
Turning to the global business environment, Rayburn summarized economic and industry conditions, the impact of rising costs, regulatory challenges, and rapidly changing and more stringent environmental standards in the Company’s key markets.
Rayburn provided a detailed review of Modine’s strong fiscal 2005 results along with financial trends over the past five years in revenues, earnings per share, operating margins, return on average capital employed, operating cash flow and capital spending, total debt-to-capital and debt reduction. He emphasized the Company’s key financial metrics - to achieve a return on average capital employed of 11-12% through a cycle, maintain a dividend payout ratio of 35-45% and ensure that total debt-to-capital remains below 40%.
“As detailed in our proxy statement, Modine has outperformed three of four major stock indices in cumulative total return from March 2000 through March 2005, measured by an initial $100 investment and reinvestment of dividends,” he said. “While this is an important snapshot in time about which we are pleased, we have more to accomplish in extending and strengthening our value proposition.”
Modine’s singular focus on its four corporate priorities - financial stability, improved profitability and returns, strategic planning and business development, and new products and technology - is creating the necessary momentum to transform the Company into a global leader in thermal management and technology.
Rayburn highlighted the strategic initiatives and accomplishments of the past five quarters, indicating how each reinforced one or more of the four corporate priorities. “By staying focused on these four principles, we’re able to provide our customers with the value-added, innovative products they need. Over the long term, we’re also able to maximize shareholder value.”
Rayburn illustrated how the forces of diversification, growth and globalization have already altered Modine’s geographic and market revenue mix over the past five years, and he indicated how these areas would likely be further shaped in the Company’s ongoing transition.
Earlier today, Modine reported strong fiscal 2006 first quarter results, with record quarterly sales increasing 29%, earnings per share growing 50%, and operating cash flow and return on average capital employed continuing to improve. “These results give us early and solid momentum as we move through fiscal 2006,” Rayburn said.
“All in all, we have become increasingly more optimistic about the magnitude of our fiscal 2006 earnings growth as we have a clearer understanding of the collective impact of the factors we cited earlier that could affect our results,” he said. “While our improvement this year will be more modest than last year’s rate, we currently expect fiscal 2006 earnings per share growth in the high single-digit to more likely the low double-digit range from $1.79 per share in fiscal 2005, along with higher returns and increasing operating cash flow. However, while we have a series of earnings per share growth drivers to point to, we continue to face a number of challenging business conditions and market forces. We will continue to refine and update this outlook in coming quarters.”
In closing remarks to shareholders, Rayburn detailed a list of critical focus areas for Modine in fiscal 2006. Longer-term, he noted, Modine will retain its singular focus on thermal management, emphasizing diversified markets and customers, and product breadth. Technology and new product development will be aimed at markets with the highest growth and return potential, while leveraging a strong balance sheet for acquisitions, joint ventures and partnerships, as well as dividends and share repurchase.
“Modine will continue to evolve into a company that can effectively compete and grow profitably on a global basis,” he said. “We look forward to the continuing journey ahead of us. We’re in the midst of an exciting process that will make Modine a more dynamic and profitable company . . . for our customers, our employees and our shareholders.”

Results of Management Proposals
In the business portion of the meeting, shareholders approved the following four management proposals:
•	The election of Frank P. Incropera, Vincent L. Martin and Marsha C. Williams, all current Directors, to serve on the Board of Directors until the Annual Meeting of Shareholders in 2008.
•	The amendment and restatement of the 2000 Stock Incentive Plan for Non-Employee Directors.
•	The amendment and restatement of the restated Articles of Incorporation.
•	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.
To access a replay of the Annual Meeting Webcast, including the CEO slide presentation, visit the Investor Relations section of the Modine Web site at www.modine.com.
Modine, with record fiscal 2005 revenues and operating cash flow of $1.5 billion and $156 million, respectively, specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. The Company’s products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs 9,400 people worldwide at 40 facilities. More information about Modine can be found at www.modine.com.

This news release contains statements, including information about future financial performance, accompanied by phrases such as “believes,”“estimates,”“expects,”“plans,”“anticipates,”“will,”“intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, which are identified on page 36 of the Company’s 2005 Annual Report to Shareholders and other recent Company filings with the Securities and Exchange Commission. Specifically, this news release contains forward-looking statements regarding the benefits of recent acquisitions, incremental business and continuing market strength as well as the upcoming spin-off of the Company’s Aftermarket business. These forward-looking statements are particularly subject to a number of risks and uncertainties, including international economic changes and challenges; market acceptance and demand for new products and technologies; the ability of Modine to integrate the acquired operations and employees in a timely and cost-effective manner; and the ability of Modine to close the announced spin-off successfully and with the anticipated results. These statements are also subject to the ability of Modine, its customers and suppliers to achieve projected sales and production levels; and unanticipated product or manufacturing difficulties.

Modine does not assume any obligation to update any of these forward-looking statements.